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Exhibit 3.7

AMENDED AND RESTATED
ARTICLES OF INCORPORATION

        1.     The name of the Corporation is UTI Corporation.

        2.     The location and post office address of the registered office of the Corporation in this Commonwealth is 200 W. Seventh Avenue, Trappe, Collegeville, Pennsylvania 19426.

        3.     The purpose or purposes for which the Corporation is incorporated are to engage in and to do any lawful act concerning any and all lawful business, including manufacturing, for which corporations may be incorporated under the Pennsylvania Business Corporation Law, Act of May 5, 1933, as amended.

        4.     The term of the existence of the Corporation is perpetual.

        5.     The aggregate number of shares which the Corporation shall have authority to issue is Four Million Twenty-Five Thousand (4,025,000) shares,, consisting of. One class of Common Stock, par value ? .10 per share. Holders of record of shares of Common Stock of the Corporation shall not be entitled to cumulate their votes in any election of directors.

        6.     For so long as the holders of a majority of the outstanding shares of Common Stock of the Corporation desire to maintain the Corporation's status as an S corporation, as defined in Section 1361 of the Internal Revenue Code of 1986, as amended, no shares of Common Stock of the Corporation may be transferred of record or beneficially if such transfer would cause the Corporation's S status to terminate. Any such transfer of shares in violation of this Article shall be void, and the transferor shall continue to be considered for all purposes as the holder of such shares.

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Microfilm Number		Filed with the Department of State on	DEC 19
Entity Number	366567	ACTING Secretary of the Commonwealth

ARTICLES OF AMENDMENT—DOMESTIC BUSINESS CORPORATION
DSCB:15-1915 (Rev. 89)

        In compliance with the requirements of 15 Pa.C.S. § 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.
The name of the corporation is:     UTI Corporation

2.
The (a) address of this corporation's current registered office in this Commonwealth or (b) commercial registered office provider and the county or venue is (the Department is hereby authorized to correct the following address to conform to the records of the Department):

(a)	200 West Seventh Avenue	Trappe	Pennsylvania	19426	Montgomery

	Number and Street	City	State	Zip	County
(b)
	Name of Commercial Registered Office Provider				County

    For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes

3.
The statute by or under which it was incorporated is: Business Corporation Law, May 5, 1933

4.
The original date of its incorporation is: December 22, 1969

5.
(Check, and if appropriate complete, on of the following):

    ☒    The amendment shall be effective upon filing these Articles of Incorporation in the Department of State.

    ☐    The amendment shall be effective on:

6.
(Check one of the following):

    ☒    The amendment was adopted by the shareholders pursuant to 15 Pa.C.S. § 1914(a) and (b)

    ☐    The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. § 1914(c).

7.
Check, and if appropriate complete, one of the following):

    ☐    The amendment adopted by the corporation, set forth in full, is as follows:

        DSCB:15-1915 (Rev. 89)-2

8.
(Check if the amendment restates the Articles);

    ☐    The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

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        IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Incorporation to be signed by a duly authorized officer thereof this 7th day of Dec, 1998.

UTI CORPORATION
BY:	/s/ ILLEGIBLE (Signature)
TITLE:	President

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        "FIFTH: The aggregate number of shares of all classes of stock which the corporation shall have authority to issue is Four Million Twenty Five Thousand (4,025,000) shares of common stock par value 10¢ per share as follows:

        A. Forty Thousand Two Hundred Fifty (40,250) shares of common stock Class A;

        B. Three Million Nine Hundred Eighty Four Thousand Seven Hundred Fifty (3,984,750) shares of common stock Class B.

        The shares of Class A common Stock and Class B common stock shall be entitled in all respects to equal rights and privileges except that each Class A share shall be entitled to one (1) vote on all matters as to which shareholders are entitled to vote and none of the Class 3 shares shall be entitled to vote on any matter."

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AMENDED AND RESTATED ARTICLES OF INCORPORATION